UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2015

HubSpot, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36680	20-2632791
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 First Street, 2nd Floor, Cambridge, Massachusetts	02141
(Address of principal executive offices)	(Zip Code)

(888) 482-7768

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2015, HubSpot, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote on the two proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 10, 2015. The final voting results are set forth below.

Proposal 1 – Election of Directors

The stockholders elected each of the three persons named below to serve as a Class I director to serve a three-year term ending at the 2018 annual meeting or until his or her successor is elected and qualified. The results of such vote were as follows:

Director Name	Votes For	Votes Withheld	Broker Non- Votes	Percentage of Votes in Favor
Brian Halligan	18,374,064	48,135	2,858,375	99.74%
Ron Gill	18,390,587	31,612	2,858,375	99.83%
Larry Bohn	18,353,314	68,885	2,858,375	99.63%

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2015. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Percentage of Votes in Favor
21,266,151	1,434	12,989	99.99%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2015	HubSpot, Inc.

	By:	/s/ John Kinzer

John Kinzer
Chief Financial Officer